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                                                               Exhibit 21
                                MOTOROLA, INC.
                           LISTING OF SUBSIDIARIES *


Motorola Argentina, S.A.                                       Argentina
Motorola Gesellschaft M.B.H.                                   Austria
S.A. Motorola N.V.                                             Belgium
Motorola de Bolivia S.A.                                       Bolivia
Motorola do Brasil LTDA.                                       Brazil
Starfish Software, Inc.                                        California
Indala Corporation                                             California
Motorola Canada Limited                                        Canada
Motorola (China) Electronics Ltd.                              China
Motorola de Colombia Limitada                                  Colombia
Motorola International Capital Corporation                     Delaware
Motorola International Development Corporation                 Delaware
Motorola Credit Corporation                                    Delaware
Motorola Lighting, Inc.                                        Delaware
Motorola International Network Ventures                        Delaware
Motorola del Ecuador S.A.                                      Ecuador
Motorola Limited                                               England
Motorola Semiconducteurs S.A.                                  France
Motorola S.A.                                                  France
Motorola G.m.b.H.                                              Germany
Motorola A.E. (Greece)                                         Greece
Motorola Finance B.V.                                          Holland
Motorola Asia Limited                                          Hong Kong
Motorola Semiconductors Hong Kong Limited                      Hong Kong
Motorola Hungary Communications Limited Liability Company      Hungary
Motorola (India) Limited                                       India
Motorola Ireland Limited                                       Ireland
TCS Insurance Company of Ireland Limited                       Ireland
Motorola Israel Limited                                        Israel
Motorola Semiconductor Israel Limited                          Israel
Motorola Israel Information Systems Limited                    Israel
Motorola S.p.A.                                                Italy
Motorola Japan Limited                                         Japan
Motorola Korea Limited                                         Korea
Motorola Malaysia Sdn. Bhd.                                    Malaysia
Motorola Semiconductor Sdn. Bhd.                               Malaysia
Motorola Electronics Sdn. Bhd.                                 Malaysia
Motorola de Mexico, S.A.                                       Mexico
North African Cellular Investments, Ltd.                       Morocco
Motorola del Paraguay S.A.                                     Paraguay
Motorola Portugal Comunicacoes, Lda                            Portugal
Motorola Communications SRL                                    Romania
Motorola A.O.                                                  Russia
Motorola Electronics Pte. Limited                              Singapore
Motorola South Asia Pte Limited                                Singapore
Motorola Asia Treasury Pte. Ltd                                Singapore
Motorola Southern Africa (Proprietary) Ltd.                    South Africa




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Motorola Espana S.A.                                           Spain
Telcel S.A.                                                    Spain
Motorola (Suisse) S.A.                                         Switzerland
Motorola Electronics Taiwan, Limited                           Taiwan
Motorola (Thailand) Ltd.                                       Thailand
Motorola Komunikasyson Ticaret Ve Servis Limited Sirketi       Turkey
Motorola de los Andes, C.A.                                    Venezuela
Motorola Foreign Sales Corporation                             Virgin Islands

* Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of particular subsidiaries (which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as of 12/31/98) have been omitted.